As filed with the Securities and Exchange Commission on August 10, 2007
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PHARMANET DEVELOPMENT GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	59-2407464

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
504 Carnegie Center
Princeton, New Jersey 08540
(609) 951-6800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
John P. Hamill
Executive Vice President and Chief Financial Officer
PharmaNet Development Group, Inc.
504 Carnegie Center
Princeton, New Jersey 08540
(609) 951-6800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Emilio Ragosa, Esq.
Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, New Jersey 08540
(609) 919-6600

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___.
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___.
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box     ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.
CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of Securities	Aggregate Offering	Amount of
to be Registered	Price (1)(2)(3)	Registration Fee
Common Stock (4)	(5)
Preferred Stock (6)	(5)
Debt Securities (7)	(5)
Warrants (8)	(5)
Depositary Shares (9)	(5)
Purchase Contracts (10)	(5)
Units (11)	(5)
Total	$300,000,000	$9,210

(1)	The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance of securities registered under this Registration Statement.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933.

(3)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $300,000,000. Securities registered under this Registration Statement may be sold separately, or together. This total amount also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered under this Registration Statement, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities.

(4)	An indeterminate number of shares of common stock of the Registrant as may be sold from time to time are being registered under this Registration Statement. Also includes such indeterminate number of shares of common stock as may be (a) issued upon conversion, redemption or exchange for any debt securities, preferred stock or other securities that provide for conversion or exchange into common stock, (b) issued upon exercise and settlement of any warrants or (c) issued as a result of stock splits, stock dividends or similar transactions. Each share of common stock includes an associated right to purchase common stock in accordance with the Registrant’s Shareholder Rights Agreement dated December 21, 2005.

(5)	Not required to be included pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933.

(6)	An indeterminate number of shares of preferred stock of the Registrant as may be sold from time to time are being registered under this Registration Statement. Also includes such indeterminate number of shares of preferred stock as may be (a) issued upon conversion, redemption or exchange for any debt securities, preferred stock or other securities that provide for conversion or exchange into preferred stock, (b) issued upon exercise and settlement of any warrants or (c) issued as a result of stock splits, stock dividends or similar transactions.

(7)	An indeterminate principal amount of debt securities of the Registrant as may be sold from time to time are being registered under this Registration Statement. If any debt securities of the Registrant are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the dollar amount of any securities previously issued under this Registration Statement.

(8)	An indeterminate number of warrants of the Registrant as may be sold from time to time are being registered under this Registration Statement. Warrants may be exercised to purchase common stock, preferred stock, debt securities or depositary shares.

(9)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt. If the Registrant elects to offer to the public fractional interests in shares of the preferred stock registered under this Registration Statement, depositary receipts will be distributed to those persons purchasing such fractional interests and shares of preferred stock will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

(10)	An indeterminate number of purchase contracts of the Registrant as may be sold from time to time are being registered under this Registrant Statement.

(11)	An indeterminate number of units of the Registrant as may be sold from time to time are being registered under this Registrant Statement.

     The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
PROSPECTUS (Subject to Completion), Dated August 10, 2007
PHARMANET DEVELOPMENT GROUP, INC.
$300,000,000
Debt Securities
Warrants
Preferred Stock
Depositary Shares
Common Stock
Purchase Contracts
Units

     PharmaNet Development Group, Inc., a Delaware corporation, may from time to time offer to sell debt securities, warrants, preferred stock (including preferred stock that may be represented by depositary shares), common stock, and/or purchase contracts, separately or together in one or more combinations, as well as units comprised of one or more of these types of securities. The debt securities, warrants, preferred stock, depositary shares and purchase contracts may be convertible into or exercisable or exchangeable for common stock or preferred stock or other securities of PharmaNet Development Group, Inc. or any other party identified in the applicable prospectus supplement.
     The common stock of PharmaNet Development Group, Inc. is listed on the NASDAQ Global Select Market and trades under the symbol “PDGI”. On August 6, 2007, the closing sales price for our common stock on NASDAQ was $26.00 per share.
     The total amount of debt securities, warrants, preferred stock, common stock, depositary shares, purchase contracts, and units will have an initial aggregate offering price of up to $300,000,000, or the equivalent amount in other currencies, currency units or composite currencies.
     The securities covered by this prospectus may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
     This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

     Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the section entitled “Risk Factors” on page 7. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.
     Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated      , 2007.

EXPLANATORY NOTE
     The prospectus contained herein relates to the general description of debt securities, warrants, preferred stock, depositary shares, purchase contracts, units and common stock issuable by PharmaNet Development Group, Inc.
     To the extent required, the information in the prospectus, including financial information, will be updated at the time of each offering. Upon each such offering, a prospectus supplement to the base prospectus will be filed.

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION
     As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement (in each case other than information furnished under Item 2.02 or Item 7.01 of Form 8-K or other information deemed furnished):
•	Annual Report on Form 10-K for the year ended December 31, 2006 filed on March 22, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed on May 10, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 9, 2007;

•	The information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2006 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 30, 2007;

•	Current Report on Form 8-K filed on August 9, 2007;

•	Current Report on Form 8-K filed on August 2, 2007;

•	Current Report on Form 8-K filed on March 30, 2007;

•	Current Report on Form 8-K filed on March 16, 2007;

•	Current Report on Form 8-K filed on March 9, 2007;

•	Current Report on Form 8-K filed on February 20, 2007;

•	The description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on December 28, 2005 to register Series A Junior Participating Preferred Stock under the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

•	The description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on June 15, 2001 to register our common stock under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
     You may obtain copies of these documents, at no cost to you, from our Internet website (www.pharmanet.com), or by writing or telephoning us at the following address:
Investor Relations
PharmaNet Development Group, Inc.
504 Carnegie Center
Princeton, New Jersey 08540
(609) 951-6800

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
     This prospectus, any prospectus supplement and the documents we incorporate by reference may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended. These forward-looking statements may contain expectations regarding revenues, earnings, operations and other financial projections, and may include statements of future performance, positioning, plans and objectives. These forward-looking statements are usually preceded by the words “continue,” “intends,” “will,” “plans,” “expects,” “anticipates,” “estimates,” “believes,” or similar expressions. These forward-looking statements represent only our belief regarding future events and rely on assumptions and are subject to risks, uncertainties and other factors that could cause our actual results to differ materially from expectations. The following documents, among others, describe these assumptions, risks, uncertainties, and other factors. You should read and interpret any forward-looking statements together with these documents:
•	the risk factors contained in any prospectus supplement under the caption “Risk Factors”;

•	our most recent annual report on Form 10-K, including the sections entitled “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	our quarterly reports on Form 10-Q; and

•	our other SEC filings.
     Any forward-looking statement speaks only as of the date on which that statement is made. We assume no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

RISK FACTORS
     You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, incorporated by reference in this prospectus, including, without limitation, the “Risk Factors” contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and other Quarterly Reports on Form 10-Q, before making an investment decision. For more information, see “Where You Can Find More Information.”

PHARMANET DEVELOPMENT GROUP, INC.
     We are a leading global drug development services company providing clinical development services, including consulting, Phase I and bioequivalency clinical studies, and Phase II, III and IV clinical development programs to branded pharmaceutical, biotechnology, generic drug and medical device companies around the world. We have conducted clinical trials on generic drugs and new chemical entities, and our clients include many of the largest pharmaceutical, biotechnology and generic drug manufacturers, and medical device companies in the world. We operate our business in two business segments. Our early stage business consists primarily of Phase I clinical trial services and our bioanalytical laboratories. Our late stage business consists primarily of Phase II through Phase IV clinical trial services, including a comprehensive array of services consisting of data management and biostatistics, medical and scientific affairs, regulatory affairs and submissions, clinical IT services and consulting services.
     On June 30, 2007, we had approximately 2,400 full-time and 187 part-time employees worldwide, none of whom were unionized.
     We were incorporated in Delaware as SFBC International, Inc. in June 1999. On August 24, 2006, we changed our name to PharmaNet Development Group, Inc. Our executive offices are located at 504 Carnegie Center Princeton, New Jersey 08540, our telephone number is 609-951-6800 and our Internet address is http://www.pharmanet.com. The information on our internet website is not incorporated by reference in this prospectus, and our website address is included in this prospectus as a textual reference only.

RATIO OF EARNINGS TO FIXED CHARGES
     Our consolidated ratios of earnings to fixed charges for each of the years in the five year period ended December 31, 2006 and for the six months ended June 30, 2007 are set forth below.
     For purposes of the ratio of earnings to fixed charges, “earnings” represent net income from continuing operations before minority interest and taxes plus fixed charges, and “fixed charges” represent interest expense plus the portion of rent expense that, in our opinion, approximates the interest factor included in rent expense. We have estimated the portion of rent expense that approximates the interest factor to be approximately 33% of total rental expense recorded by us during the respective periods.

UNAUDITED
	Six months Ended
	June 30,	Year Ended December 31,
	2007	2006	2005	2004	2003	2002
RATIO OF EARNINGS TO FIXED CHARGES	1.31	1.23	2.08	4.19	7.78	9.14
USE OF PROCEEDS
     Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:
•	additions to working capital;

•	the redemption or repurchase of outstanding equity and debt securities;

•	the repayment of indebtedness; and

•	the expansions of our business through internal growth or acquisitions.
     We may raise additional funds from time to time through equity or debt financing, including borrowings under credit facilities, to finance our business and operations.
DESCRIPTION OF SECURITIES WE MAY OFFER
     We may issue, in one or more offerings, any combination of senior or subordinated debt securities, warrants, preferred stock, depositary shares, common stock, purchase contracts or units.
     This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.
     In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and estimated net proceeds to us. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.
DEBT SECURITIES
     Please note that in this section entitled Debt Securities, references to PharmaNet, we, us, ours or our refer only to PharmaNet Development Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to holders mean those who own debt securities registered in their own names, on the books that PharmaNet or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled Book-Entry Procedures and Settlement.
General
     The debt securities offered by this prospectus will be our unsecured obligations and will be either senior or subordinated debt. We will issue senior debt under a senior debt indenture, and we will issue subordinated debt under a subordinated debt indenture. We sometimes refer to the senior debt indenture and the subordinated debt indenture individually as an indenture and collectively as the indentures. The indentures will be filed with the SEC prior to effectiveness of this registration statement and will be exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in “Where You Can Find More Information”, or by contacting the applicable indenture trustee.
     A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC subsequent to the time of the applicable offering as exhibits to a Current Report on Form 8-K which, upon filing with the SEC, will be incorporated by reference into the registration statement of which this prospectus forms a part.
     The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. The specific terms of the debt securities of a particular series will be disclosed in the prospectus supplement relating to that series. Wherever particular sections or defined terms of the applicable indenture are referred to, the statement in this prospectus is qualified by that reference. Prior to investing in our debt securities, you should read the particular terms of that series of debt securities described in the applicable prospectus supplement. You should also carefully read the more detailed provisions of the applicable indenture relating to that series.

     The trustee under each of the senior debt indenture and the subordinated debt indenture will be the trustee named in the prospectus supplement.
     The indentures provide that our unsecured senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to reopen a previous issue of a series of debt securities by issuing additional debt securities of such series.
Types of Debt Securities
     We may issue fixed or floating rate debt securities.
     Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. Material federal income tax consequences and other special considerations applicable to any debt securities issued at a discount will be described in the applicable prospectus supplement.
     Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.
     All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.
     In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.
Information in the Prospectus Supplement
     The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:
•	the title;

•	whether the debt is senior or subordinated;

•	the total principal amount offered;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	whether the debt securities are fixed rate debt securities or floating rate debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

•	if the debt security is an original issue discount debt security, the yield to maturity;

•	if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the day count used to calculate interest payments for any period;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	if other than in U.S. Dollars, the currency or currency unit in which payment will be made;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

•	the terms and conditions on which the debt securities may be redeemed at the option of PharmaNet;

•	any obligation of PharmaNet to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material covenants to which the debt securities are subject;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

•	any other specific terms of the debt securities.
     The terms on which a series of debt securities may be convertible into or exchangeable for other securities of PharmaNet or any other entity will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. The terms may include provisions pursuant to which the number of other securities to be received by the holders of such series of debt securities may be adjusted.
     We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under Book-Entry Procedures and Settlement. Unless otherwise provided in the accompanying prospectus supplement, we intend to issue debt securities denominated in U.S. Dollars and only in denominations of $1,000 and integral multiples thereof.
     The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.
     The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of the trustee named in the prospectus supplement. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.
Payment and Paying Agents
     Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of the trustee named in the prospectus supplement. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the trustee named in the prospectus supplement, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the prospectus supplement.
Calculation Agents
     Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The initial calculation agent will be identified in the prospectus supplement. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

Senior Debt
     We will issue senior debt securities under the senior debt indenture. Senior debt will rank on an equal basis with all our other unsecured debt except subordinated debt.
Subordinated Debt
     We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture and the applicable prospectus supplement, to our senior debt.
Covenants
     The material covenants relating to a series of debt securities offered by this prospectus will be disclosed in the prospectus supplement relating to such series of debt securities.
Limitations on Mergers and Sales of Assets
     The indentures provide that we will not merge or consolidate or transfer or lease all or substantially all of our property or assets, and another person may not transfer or lease all or substantially all of its property or assets to us, unless:
•	either (1) we are the continuing corporation, or (2) the successor corporation, if other than us, is a U.S. corporation and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture; and

•	immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture.
Modification of the Indentures
     Under the indentures, we and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of debt securities, consistent with the terms of the indenture, without obtaining the consent of any holder of debt securities.
     We and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series.
     No such modification may, however, without the consent of each holder of an affected security:
•	extend the fixed maturity of any such securities;

•	reduce the rate or change the time of payment of interest on such securities;

•	reduce the principal amount of such securities or the premium, if any, on such securities;

•	change any obligation of ours to pay additional amounts;

•	reduce the amount of the principal payable on acceleration of any securities issued originally at a discount;

•	adversely affect the right of repayment or repurchase at the option of the holder;

•	adversely affect the right, if any, to convert or exchange such debt security;

•	reduce or postpone any sinking fund or similar provision;

•	change the currency or currency unit in which any such securities are payable or the right of selection thereof;

•	impair the right to sue for the enforcement of any such payment on or after the maturity of such securities;

•	reduce the percentage of securities referred to above whose holders need to consent to the modification or a waiver without the consent of such holders;

•	change any obligation of ours to maintain an office or agency; or

•	change other provisions of such security as may be specified in the prospectus supplement relating to the debt securities of that series.
     Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:
•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our property or assets;

•	to make any change that would provide any additional rights or benefits to the holders of securities or that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the Trust Indenture Act;

•	to conform the text of the indentures to any provision of the description of debt securities in a prospectus supplement; and

•	to provide for the issuance of additional securities in accordance with the limitations set forth in the indenture.
     The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
Defaults
     Each indenture provides that events of default regarding any series of debt securities will be:
•	our failure to pay required interest on any debt security of such series for 30 days;

•	our failure to pay principal or premium, if any, on any debt security of such series when due;

•	our failure to make any required scheduled installment payment for 30 days on debt securities of such series;

•	our failure to perform for 60 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series;

•	our failure to pay beyond any applicable grace period, or the acceleration of, indebtedness in excess of any dollar amount specified in the prospectus supplement;

•	certain events of bankruptcy or insolvency, whether voluntary or not; and

•	any other event specified in the prospectus supplement.
     If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. We are required to file annually with the trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.
     No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.
     Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series. The trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the trustee reasonable security or indemnity.

     If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.
     Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.
Discharge and Defeasance
     Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of the series or depositing with the trustee, after the outstanding debt securities have become due and payable, or will become due and payable within one year or will be called for redemption within one year, cash sufficient to pay at stated maturity or redemption all of the outstanding debt securities of the series and all other sums payable under the indenture with respect to the series.
     Except as may otherwise be set forth in an accompanying prospectus supplement, after we have deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions, including receipt of an opinion of counsel that holders will not recognize taxable gain or loss for federal income tax purposes, then:
•	we will be deemed to have paid and satisfied our obligations on all outstanding debt securities of such series, which is known as defeasance and discharge; or

•	we will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as covenant defeasance.
     When there is a defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series, we will no longer be liable for payments required by the terms of the debt securities of such series and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.
Conversion and Exchange Rights
     If specified in the applicable prospectus supplement, the debt securities of a series may be convertible into or exchangeable for our common stock or other securities. We will describe in the applicable prospectus supplement, among other things, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.

Governing Law
     Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.
Concerning the Trustee under the Indentures
     We may have and may continue to have banking and other business relationships with the trustee named in the prospectus supplement, or any subsequent trustee, in the ordinary course of business.
Form, Exchange, Registration and Transfer
     Unless otherwise provided in a prospectus supplement, we intend to issue debt securities only in registered global form.
     You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and so long as the denominations are in multiples of $1,000 or such other amount as may be specified in the applicable prospectus supplement. This is called an exchange.
     You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.
     If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
WARRANTS
     Please note that in this section entitled Warrants, references to PharmaNet, we, us, ours or our refer only to PharmaNet Development Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to holders mean those who own warrants registered in their own names, on the books that PharmaNet or its agent maintains for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled Book-Entry Procedures and Settlement.

General
     We may offer warrants separately or together with our debt or equity securities.
     We may issue warrants in such amounts or in as many distinct series as we wish. This section summarizes terms of the warrants that apply generally to all series. Most of the financial and other specific terms of your warrant will be described in the prospectus supplement. Those terms may vary from the terms described here.
     The warrants of a series will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies, as warrant agent, as set forth in the prospectus supplement. A form of each warrant agreement, including a form of warrant certificate representing each warrant, reflecting the particular terms and provisions of a series of offered warrants, will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of warrant agreement when it has been filed by following the directions outlined in “Where You Can Find More Information” or by contacting the applicable warrant agent.
     The following briefly summarizes the material provisions of the warrant agreements and the warrants. As you read this section, please remember that the specific terms of your warrant as described in the prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. You should read carefully the prospectus supplement and the more detailed provisions of the warrant agreement and the warrant certificate, including the defined terms, for provisions that may be important to you. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements made in this section may not apply to your warrant.
Types of Warrants
     We may issue debt warrants or equity warrants. A debt warrant is a warrant for the purchase of our debt securities on terms to be determined at the time of sale. An equity warrant is a warrant for the purchase or sale of our equity securities. We may also issue warrants for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following: securities of one or more issuers, including those issued by us and described in this prospectus or debt or equity securities issued by third parties; a currency or currencies; a commodity or commodities; and other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstances, or one or more indices or baskets of these items.

Information in the Prospectus Supplement
     The prospectus supplement will contain, where applicable, the following information about the warrants:
•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency unit with which the warrants may be purchased and in which any payments due to or from the holder upon exercise must be made;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the exercise price may be paid in cash, by the exchange of warrants or other securities or both, and the method of exercising the warrants;

•	whether the warrants will be settled by delivery of the underlying securities or other property or in cash;

•	whether and under what circumstances we may cancel the warrants prior to their expiration date, in which case the holders will be entitled to receive only the applicable cancellation amount, which may be either a fixed amount or an amount that varies during the term of the warrants in accordance with a schedule or formula;

•	whether the warrants will be issued in global or non-global form, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

•	the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•	whether the warrants are to be sold separately or with other securities, as part of units or otherwise, and if the warrants are to be sold with the securities of another company or other companies, certain information regarding such company or companies; and

•	any other terms of the warrants.

     If warrants are issued as part of a unit, the prospectus supplement will specify whether the warrants will be separable from the other securities in the unit before the warrants’ expiration date.
     No holder of a warrant will, as such, have any rights of a holder of the debt securities, equity securities or other warrant property purchasable under or in the warrant, including any right to receive payment thereunder.
Additional Information in the Prospectus Supplement for Debt Warrants
     In the case of debt warrants, the prospectus supplement will contain, where appropriate, the following additional information:
•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants; and

•	the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.
No Limit on Issuance of Warrants
     The warrant agreements will not limit the number of warrants or other securities that we may issue.
Modifications
     We and the relevant warrant agent may, without the consent of the holders, amend each warrant agreement and the terms of each issue of warrants, for the purpose of curing any ambiguity or of correcting or supplementing any defective or inconsistent provision, or in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of the outstanding unexercised warrants in any material respect.
     We and the relevant warrant agent also may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. No such modification or amendment may, without the consent of each holder of an affected warrant:
•	reduce the amount receivable upon exercise, cancellation or expiration;

•	shorten the period of time during which the warrants may be exercised;

•	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

•	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Merger and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
     The warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. If at any time there is a merger or consolidation involving us or a sale or other disposition of all or substantially all of our assets, the successor or assuming company will be substituted for us, with the same effect as if it had been named in the warrant agreement and in the warrants. We will be relieved of any further obligation under the warrant agreement or warrants, and, in the event of any such merger, consolidation, sale or other disposition, we as the predecessor corporation may at any time thereafter be dissolved, wound up or liquidated.
     The warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they provide for any events of default or remedies upon the occurrence of any events of default.
Warrant Agreements Will Not Be Qualified under Trust Indenture Act
     No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.
Enforceability of Rights by Beneficial Owner
     Each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon us.
     Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise their warrants, to receive debt securities, in the case of debt warrants, and to receive payment, if any, for their warrants, in the case of universal warrants.
Governing Law
     Unless otherwise stated in the prospectus supplement, the warrants and each warrant agreement will be governed by New York law.

PREFERRED STOCK
     As of June 30, 2007, our authorized capital stock includes 5 million shares of preferred stock, none of which has been issued as of June 30, 2007. The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock we offer which will be described in more detail in the prospectus supplement prepared for such series, together with the more detailed provisions of our certificate of incorporation and the certificate of designations relating to each particular series of preferred stock, for provisions that may be important to you. The certificate of designations relating to a particular series of preferred stock offered by way of an accompanying prospectus supplement will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of this document by following the directions outlined in “Where You Can Find More Information.” The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.
General
     Under our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:
•	the number of shares to be included in the series;

•	the designation, powers, preferences and rights of the shares of the series; and

•	the qualifications, limitations or restrictions of such series, except as otherwise stated in the certificate of incorporation.
     Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designations as an amendment to the certificate of incorporation. The term board of directors includes any duly authorized committee.
     The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future, provided that the future issuances are first approved by the holders of the class(es) of preferred stock adversely affected. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees pursuant to benefit plans or otherwise. Shares of preferred stock we issue may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our board of directors.
     The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.
     We will name the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock in the prospectus supplement relating to such series.

Rank
     Unless otherwise specified for a particular series of preferred stock in an accompanying prospectus supplement, each series will rank on an equal basis with each other series of preferred stock, and prior to the common stock, as to dividends and distributions of assets.
Dividends
     Holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below under Depositary Shares, on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.
     We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:
•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.
     Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.
     Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:
•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.
Conversion and Exchange
     The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or other securities.

Redemption
     If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof and may be mandatorily redeemed.
     Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
     Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.
Liquidation Preference
     Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to preferred stock in liquidation, including common stock.
     If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
     The holders of shares of our preferred stock will have no voting rights, except:
•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designations establishing such series; and

•	as required by applicable law.
DEPOSITARY SHARES
     The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is an exhibit to the registration statement of which this prospectus forms a part. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information.” You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.
General
     We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.
     We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a bank or trust company selected by us as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.
     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
Dividends and Other Distributions
     The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.
     The preferred stock depositary will distribute any property other than cash received by it in respect of the preferred stock to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Redemption of Preferred Stock
     If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

     Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.
Voting Deposited Preferred Stock
     Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
     We will agree to take all actions that the preferred stock depositary determines as necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such shares.
Amendment and Termination of the Deposit Agreement
     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if:
•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up.
Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary
     The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of an amount to be agreed upon, and provided in the prospectus supplement.
Miscellaneous
     The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.
     Neither we nor the preferred stock depositary will be liable if either is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
COMMON STOCK
     Our authorized capital stock includes 40 million shares of common stock, 18,823,811 of which were issued and outstanding as of June 30, 2007. The following briefly summarizes the material terms of our common stock. You should read the more detailed provisions of our certificate of incorporation and by-laws for provisions that may be important to you. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information.”
General
     Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by stockholders. Except as otherwise provided by law, the holders of common stock vote as one class together with holders of our preferred stock (if they have voting rights), none of which was outstanding as of June 30, 2007. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

     Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of our common stock. All of the outstanding shares of our common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is American Stock Transfer & Trust Co. The common stock is listed on the NASDAQ Global Select Market under the symbol “PDGI.”
Delaware Law, Certificate of Incorporation and By-Law Provisions and Shareholder Rights Plan May Have an Antitakeover Effect
     The following discussion concerns certain provisions of Delaware law and our certificate of incorporation and by-laws that may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including offers or attempts that might result in a premium being paid over the market price for its shares.
     Delaware Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•	prior to the business combination the corporation’s board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation’s officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock which is not owned by the interested stockholder.

     A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation’s voting stock.
     Certificate of Incorporation and By-Laws. Our by-laws provide that special meetings of stockholders may be called by our Secretary only at the request of a majority of our board of directors or by any person authorized by the board of directors to call a special meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called must be given between 10 and 60 days before the date of the meeting, and only business specified in the notice may come before the meeting. In addition, our by-laws provide that directors be elected by a plurality of votes cast at an annual meeting and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.
     Shareholder Rights Plan. In December 2005, the board of directors established a Shareholder Rights Plan, which may deter a hostile takeover. Our board of directors authorized the distribution to our stockholders of one right for each share of our common stock outstanding. Generally, each right entitles the holder to purchase from us a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $130 per unit. In the event that a person or group of affiliated or associated persons acquires 15% or more of our common stock, or there is a tender offer that would result in such 15% acquisition, each holder of a right is entitled upon exercise to receive common stock having a value of two times the exercise price of the right. However, the persons acquiring the shares or effecting the tender offer shall have no such rights and would therefore be diluted. Further, in the event of a merger or sale of a majority of our assets, similar rights are triggered with regard to shares of the acquiring company.
PURCHASE CONTRACTS
     We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the foregoing as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.
     Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

     The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts may be issued under either the senior indenture or the subordinated indenture.
UNITS
     As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, depositary shares, preferred shares, common stock or any combination of such securities. The applicable prospectus supplement will describe:
•	the terms of the units and of the purchase contracts, warrants, debt securities, depositary shares, preferred shares and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.
BOOK-ENTRY PROCEDURES AND SETTLEMENT
     Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.
     Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary — banks, brokerage houses and other institutions that maintain securities accounts for customers — that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.

     The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the applicable indenture, the declaration of trust or other applicable governing documents relating to the security. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.
     A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:
•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.
     Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.
     In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.
     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.
     Neither we nor any trustee or underwriter will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Clearstream and Euroclear
     Links may be established among DTC, Clearstream Banking, societe anonyme, Luxembourg (Clearstream Banking SA) and Euroclear (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.
     Although we understand that DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.
     Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.
     When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).
     Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.
     When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant’s account would instead be valued as of the actual settlement date.

PLAN OF DISTRIBUTION
     We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may use these methods in any combination.
By Underwriters
     We may use an underwriter or underwriters in the offer or sale of our securities:
•	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

•	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, the amounts underwritten by each underwriter, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.
     We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:
•	to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

•	to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.
     The underwriter or underwriters may also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.
     The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.
By Dealers
     We may use a dealer to sell our securities.
•	If we use a dealer, such person, as principal, will sell our securities to the dealer.

•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

By Agents
     We may designate agents to solicit offers to purchase our securities.
•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

•	Unless indicated otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	An agent may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.
By Delayed Delivery Contracts
     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when payment will be demanded and securities delivered under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions set forth in the prospectus supplement.

•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.
     We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.
General Information
     Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

     Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.
     Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.
     Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.
     We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expense of all commissions and discounts, if any, attributable to the sales of any of our securities by us.
LEGAL MATTERS
     Morgan, Lewis & Bockius LLP, Princeton, New Jersey, has rendered an opinion to us regarding the validity of the securities to be offered by the prospectus. Any underwriters may also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
     The consolidated financial statements of PharmaNet Development Group, Inc. as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, have been incorporated by reference herein and in the registration statement and prospectus in reliance upon the reports of Grant Thornton LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following is a statement of the expenses (all of which are estimated) to be incurred by PharmaNet Development Group, Inc. in connection with a distribution of the securities registered under this registration statement:

Registration fee	$9,210
Trustee fees and expenses	$10,000
Printing costs	$10,000
Legal fees and expenses	$50,000
Accounting fees and expenses	$10,000
Miscellaneous	$10,790
Total	$100,000
     All of the above expenses other than the Registration Fee are estimates. All of the above expenses will be borne by PharmaNet Development Group, Inc.
Item 15. Indemnification of Directors and Officers
     The Amended and Restated Certificate of Incorporation (the “Charter”) of PharmaNet Development Group, Inc. (“PharmaNet”) and PharmaNet’s By-Laws, as amended to date, (the “By-Laws”) require PharmaNet to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Charter and By-Laws also provide that PharmaNet may, by action of the Board of Directors, provide indemnification to any employee or agent of PharmaNet to the same extent as the foregoing indemnification of directors and officers of PharmaNet.
     The right to indemnification under the Charter and By-Laws includes the right to be paid the expenses and costs incurred in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding (subject, in the case of employees and agents, to authorization by the Board of Directors) upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by PharmaNet as authorized in the Charter or By-Laws.
     In addition, the officers and directors of PharmaNet are insured under officers’ and directors’ liability insurance policies purchased by PharmaNet, as permitted by the By-Laws. Under the By-Laws, PharmaNet has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of PharmaNet, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any capacity whether or not PharmaNet has the power to indemnify such person against such liability under the provisions of the By-Laws or applicable law.

     Any underwriting agreement or agency agreement with respect to an offering of securities registered hereunder may provide for indemnification of PharmaNet and its officers and directors and the Trustees who signed this registration statement by the underwriters or agents, as the case may be, against certain liabilities including liabilities under the Act.
Item 16. Exhibits
INDEX TO EXHIBITS

Exhibit No.	Description
1.01	Form of Underwriting Agreement **
4.01	Form of Senior Indenture *
4.02	Form of Subordinated Indenture *
4.03	Certificate of Designations of Preferred Stock **
4.04	Form of Preferred Stock Certificate **
4.05	Form of Warrant **
4.06	Form of Purchase Contracts **
4.07	Form of Units **
5.01	Opinion of Morgan, Lewis & Bockius LLP
12.01	Statement of Ratio of Earnings to Fixed Charges
23.01	Consent of Grant Thornton LLP
23.02	Consent of Morgan, Lewis & Bockius LLP (Included in Exhibit 5.01)
24.01	Power of Attorney (Included on signature page)
25.01	Statement of Eligibility of Trustee on Form T-1 *

*	To be filed by pre-effective amendment.

**	To be filed, if necessary, by amendment as an exhibit to a report pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act or subsequent Current Report on Form 8-K.
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;
provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (d) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Act, PharmaNet Development Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey on August 10, 2007.

PHARMANET DEVELOPMENT GROUP, INC.
By:	/s/Jeffrey P. McMullen
Jeffrey P. McMullen
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints each of Jeffrey P. McMullen and John P. Hamill, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, and any registration statement relating hereto or thereto that is filed pursuant to Rule 462(b) under the Act, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Act, this registration statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Jack Levine Jack Levine	Chairman of the Board of Directors	August 10, 2007
/s/ Jeffrey P. McMullen Jeffrey P. McMullen	President and Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2007
/s/ John P. Hamill John P. Hamill	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 10, 2007
/s/ David Natan David Natan	Executive Vice President, Reporting & Analysis and Chief Accounting Officer (Principal Accounting Officer)	August 10, 2007
/s/ Rolf A. Classon Rolf A. Classon	Director	August 10, 2007
/s/ Lewis R. Elias, MD Lewis R. Elias, MD	Director	August 10, 2007
/s/ Arnold Golieb Arnold Golieb	Director	August 10, 2007
/s/ David Lucking David Lucking	Director	August 10, 2007
/s/ Peter G. Tombros Peter G. Tombros	Director	August 10, 2007
/s/ Per Wold-Olsen Per Wold-Olsen	Director	August 10, 2007
/s/ David M. Oliver David M. Oliver	Director	August 10, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
1.01	Form of Underwriting Agreement **
4.01	Form of Senior Indenture *
4.02	Form of Subordinated Indenture *
4.03	Certificate of Designations of Preferred Stock **
4.04	Form of Preferred Stock Certificate **
4.05	Form of Warrant **
4.06	Form of Purchase Contracts **
4.07	Form of Units **
5.01	Opinion of Morgan, Lewis & Bockius LLP
12.01	Statement of Ratio of Earnings to Fixed Charges
23.01	Consent of Grant Thornton LLP
23.02	Consent of Morgan, Lewis & Bockius LLP (Included in Exhibit 5.01)
24.01	Power of Attorney (Included on signature page)
25.01	Statement of Eligibility of Trustee on Form T-1 *

*	To be filed by pre-effective amendment.

**	To be filed, if necessary, by amendment as an exhibit to a report pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act or subsequent Current Report on Form 8-K.